As filed with the Securities and Exchange Commission on June 20, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACTIV CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2552989
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1900 West Field Court
Lake Forest, Illinois 60045
(847) 482-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph E. Doyle, Esq.
Vice President, General Counsel and Secretary
Pactiv Corporation
1900 West Field Court
Lake Forest, Illinois 60045
(847) 482-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Schuette, Esq.
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
(312) 782-0600

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of		Offering Price	Aggregate	Registration
Securities to be Registered	Amount to be Registered	per Unit	Offering Price	Fee(1)
Debt Securities	(2)	(2)	(2)	(2)

(1)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)	An indeterminate aggregate initial offering price of debt securities is being registered as may from time to time be offered at indeterminate prices.

PROSPECTUS

PACTIV CORPORATION

Debt Securities

We may offer and sell from time to time our debt securities in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer.

Each time that securities are sold using this prospectus, we will provide a prospectus supplement that contains specific information about the offering. The applicable prospectus supplement may also add to or update information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The securities may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplements will provide the specific terms of the plan of distribution.

You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 20, 2007.

Page
ABOUT THIS PROSPECTUS	1
AVAILABLE INFORMATION	1
INCORPORATION BY REFERENCE	1
RATIO OF EARNINGS TO FIXED CHARGES	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
LEGAL MATTERS	10
EXPERTS	11
Opinion of Mayer, Brown, Rowe & Maw LLP
Statement Regarding Computation of Ratio of Earnings to Fixed Charges
Consent of Ernst & Young LLP
Consent of KPMG LLP
Powers of Attorney
Statement of Eligibility on Form T-1

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references in this prospectus to “we,” “us” and “our” refer to Pactiv Corporation and its subsidiaries, collectively.

AVAILABLE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by us under the Securities Exchange Act of 1934, or the Exchange Act, is 001-15157.

Our common stock is listed on the New York Stock Exchange and its trading symbol is “PTV.”

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007; and

•	Current Reports on Form 8-K filed with the SEC on April 12, 2007, June 12, 2007 and June 20, 2007.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offering of the debt securities is completed shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. Upon request, we will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at our principal executive offices: Pactiv Corporation, 1900 West Field Court, Lake Forest, Illinois 60045, Telephone Number (847) 482-2000, Attention: Investor Relations.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below are our consolidated ratios of earnings to fixed charges for the fiscal years ended December 31, 2006, 2005, 2004, 2003 and 2002 and the three months ended March 31, 2007.

	First Quarter
	2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges	5.35	5.63	3.38	3.23	3.96	4.23

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for working capital and other general corporate purposes, which may include the repayment of our indebtedness outstanding from time to time.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of our debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued under an Indenture, dated September 29, 1999, between us and The Bank of New York Trust Company, N.A. (successor in interest to JPMorgan Chase Bank, N.A.), as trustee, as supplemented by supplemental indentures providing for the terms of the debt securities.

The following summaries of certain provisions of the indenture do not include all of the information included in the indenture and may not cover information that you may find important. Accordingly, these summaries are subject to, and are qualified in their entirety by reference to, the detailed provisions of the indenture, including the definitions therein of certain terms.

General

The indenture does not limit the amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. The debt securities will be our unsubordinated and unsecured obligations and, as such, will rank equally and ratably with all of our other unsubordinated and unsecured obligations, including accounts payable to our suppliers and other general creditors.

The indenture does not generally limit the amount of other indebtedness or securities that we or our subsidiaries may issue. However, as described under “Certain Covenants,” our issuance, assumption or guarantee of specified secured debt is subject to certain restrictions. In addition, unless otherwise indicated in an applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a put or increased interest or that would otherwise provide the holders of the debt securities with additional protection in the event of a recapitalization transaction, our change of control or a highly leveraged transaction involving us.

The applicable prospectus supplement or prospectus supplements will describe, among other things, the following terms of the debt securities offered thereby:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the price or prices at which the offered debt securities will be issued;

•	the date or dates on which the principal of the offered debt securities is payable;

•	the place or places where and the manner in which the principal of and interest, if any, on such offered debt securities will be payable and the place or places where such offered debt securities may be presented for transfer and, if applicable, conversion or exchange and notices and demands to or upon us in respect of the securities of the series may be served;

•	the rate or rates at which the offered debt securities will bear interest, if any, and the date or dates from which such interest, if any, will accrue;

•	the dates, if any, on which any interest on the offered debt securities will be payable, and the regular record date for any interest payable on any offered debt securities;

•	the obligation, if any, of us to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series will be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

•	whether such offered debt securities are convertible or exchangeable into other securities and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	any terms applicable to such offered debt securities issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which such original issue discount will accrue;

•	if other than the principal amount thereof, the portion of the principal amount of the offered debt securities which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

•	any deletions from, modifications of or additions to the events of default or covenants applicable to us with respect to such offered debt securities and whether or not such events of default or covenants are consistent with the events of default or covenants set forth in this prospectus;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which, offered debt securities may be redeemed, in whole or in part, at our option;

•	the denominations in which any registered securities of the series will be issuable, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other terms of the offered debt securities not inconsistent with the provisions of the indenture.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities and will not limit in any respect our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus provided that such terms are not inconsistent with the indenture and this prospectus.

Form, Exchange, Registration and Transfer

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be issued in fully registered form and will be represented by one or more global debt securities, as described below under “Book-Entry Securities.” Unless otherwise indicated in an applicable prospectus supplement, registered debt securities will be issuable in denominations of $1,000 and integral multiples thereof.

Debt securities may be presented for registration of transfer, at our office or agency maintained for such purpose with respect to any series of debt securities, without service charge and upon payment of any tax or other governmental charge as described in the indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the trustee as registrar and the name of any different or additional registrar designated by us with respect to the offered debt securities will be included in the prospectus supplement relating thereto.

In the event of any redemption of debt securities of any series, we will not be required to exchange or register the transfer of (1) any debt securities of any series for a period of 15 days next preceding the first mailing of the notice of redemption of debt securities of that series being redeemed or (2) any debt securities selected, called, or being called for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, and interest, if any, on registered debt securities will be made at our office or agency maintained for that purpose, except that at our option payment of principal or interest may be paid by wire transfer or by mailing a check to the holder’s last registered address. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered debt securities will be made to the person in whose name such registered debt security is registered at the close of business on the record date for such installment of interest.

Unless otherwise indicated in an applicable prospectus supplement, the trustee will initially be designated as our paying agent for payments with respect to the debt securities.

All monies paid by us to a paying agent for the payment of principal of, or interest, if any, on any debt security which remains unclaimed at the end of two years after such principal or interest becomes due and payable will be repaid to us, and the holder of such debt security or any coupon will thereafter look only to us for payment thereof, unless otherwise required by mandatory provisions of applicable abandoned or unclaimed property laws.

Book-Entry Securities

The debt securities of a series will be represented by one or more global securities. Unless otherwise indicated in the prospectus supplement, the global security representing the debt securities of a series will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or other successor depositary we appoint and registered in the name of the depositary or its nominee. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

We anticipate that DTC will act as depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully-registered global security will be issued with respect to each $500 million of principal amount of debt securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of debt securities of such series.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTTC”). DTTC, in turn is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (which are also subsidiaries of DTTC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the direct and indirect participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyances of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co will consent or vote with respect to such debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities of the series are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal of, and interest, if any, on the debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of us or the trustee. Disbursement of payments from Cede & Co. to direct participants is DTC’s responsibility. Disbursement of payments to beneficial owners is the responsibility of direct and indirect participants.

In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as depositary for the debt securities at any time by giving reasonable notice to us or the trustee. Under these circumstances, if a successor depositary is not obtained, then debt security certificates must be delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, debt security certificates will be printed and delivered.

We obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Certain Covenants

Negative Pledge

Under the indenture, we have agreed not to, and to not permit any restricted subsidiary to, issue, assume, incur or guarantee specified types of secured debt without providing that the debt securities issued and outstanding under the indenture (including the debt securities offered by this prospectus) be secured equally and ratably with that secured debt. This restriction applies to any debt secured by a mortgage, pledge, lien or other encumbrance on any principal manufacturing property or any restricted subsidiary or on any shares of capital stock or debt of any restricted subsidiary. This restriction does not apply if, after giving effect to the contemplated transaction, the aggregate amount of all such secured debt incurred after the date of the indenture, together with all of our and our subsidiaries’ attributable debt in respect of specified sale and leaseback transactions involving principal manufacturing properties, would not exceed 15% of our consolidated net tangible assets. This restriction also does not apply in the case of:

•	the creation of encumbrances on any principal manufacturing property to secure payment of all or any part of the purchase price of that property or construction of fixed improvements on that property before, at the time of or within 180 days after the latest of the acquisition, completion of construction or commencement of commercial operation of that property, or the assumption of any existing encumbrances on any principal manufacturing property acquired by us or a restricted subsidiary, so long as the encumbrance does not apply to any improved property previously owned by us or a restricted subsidiary and so long as the amount of debt secured by the encumbrance does not exceed 100% of the lesser of the cost or fair value of the property;

•	encumbrances on any principal manufacturing property of a corporation that is merged into or consolidated with us or a restricted subsidiary or substantially all of the assets of which are acquired by us or a restricted subsidiary;

•	encumbrances on any principal manufacturing property in favor of governmental bodies to secure partial, progress, advance or other payments under any contract or statute, or to secure any debt incurred or guaranteed for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to those encumbrances;

•	encumbrances on particular property to secure or provide funds for all or any part of the cost of exploration, drilling, mining, development, maintenance or operation of that property intended to obtain or increase the production of specified natural resources from that property;

•	encumbrances securing debt owed by a restricted subsidiary to us or another restricted subsidiary;

•	encumbrances on any of our or a restricted subsidiary’s principal manufacturing properties that were in existence on the date of the indenture;

•	specified extensions, renewals or replacements of encumbrances described above; and

•	permitted mortgages, as described below.

Under the indenture, “attributable debt” means the total net amount of the rent required to be paid during the remaining term of any lease, discounted at the weighted average rate per year then borne by the outstanding debt securities.

Under the indenture, “consolidated net tangible assets” means the total assets shown on our consolidated balance sheet for the most recent fiscal quarter, after deducting the amount of all current liabilities and intangible assets.

Under the indenture, a “permitted mortgage” means:

•	any governmental, mechanics’, materialmen’s, carriers’ or similar lien created in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction;

•	any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

•	any lien of taxes and assessments which is (1) for the current year, (2) not at the time delinquent or (3) delinquent but the validity of which is being contested at the time by us or any of our subsidiaries in good faith;

•	any lien arising from or in connection with a conveyance by us or any of our subsidiaries of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

•	any lien to secure obligations imposed by statute or governmental regulations; or

•	any lien of, or to secure performance of, leases, other than leases relating to a sale and leaseback transaction.

Under the indenture, a “restricted subsidiary” generally means a subsidiary that owns or leases a principal manufacturing property.

Under the indenture, a “principal manufacturing property” generally means any U.S. manufacturing plant or testing or research and development facility, unless our Board of Directors determines that the manufacturing, testing, research and development activities performed at that plant or facility are not of material importance to the total business conducted by us and our consolidated subsidiaries.

Limitation on Sale and Leaseback Transactions

Under the indenture, we have agreed not to, and to not permit any restricted subsidiary to, enter into any sale and leaseback transaction involving any principal manufacturing property that has been or will be sold by us or any restricted subsidiary, unless:

•	we or such restricted subsidiary would be entitled to create secured debt on that property, as described above under “Negative Pledge,” in an amount at least equal to the attributable debt with respect to the sale and leaseback transaction, without equally and ratably securing all debt securities outstanding under the indenture;

•	since the date of the indenture and during the period 12 months before and ending 12 months after a sale and leaseback transaction, we or such restricted subsidiary makes expenditures for principal manufacturing properties in an amount equal to the net proceeds of the sale and leaseback transaction and elect to designate that amount as a credit against the sale and leaseback transaction; or

•	to the extent not credited as described above, we or such restricted subsidiary applies an amount equal to the attributable debt with respect to the sale and leaseback transaction to the to the retirement of long-term consolidated debt.

This restriction does not apply to any sale and leaseback transaction (a) between us and a restricted subsidiary or between restricted subsidiaries, (b) involving the taking back of a lease for a period of three years or less or (c) if, after giving effect to a sale and leaseback transaction, permitted secured debt, plus our and our subsidiaries’ attributable debt in respect of sale and leaseback transactions involving principal manufacturing properties, would not exceed 15% of our consolidated net tangible assets.

Consolidation, Merger and Sale of Assets

Under the indenture, we have agreed to not merge or consolidate with any other person, or sell, lease or convey all or substantially all of our assets to any other person, unless (a) either we are the continuing entity or the successor, transferee or lessee is a corporation organized under the laws of the United States, any State or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture, and (b) immediately after giving effect to the transaction, we or the successor, transferee or lessee is not in default of any of those obligations. The indenture also provides that any successor, transferee or lessee corporation in one of those transactions be substituted for us under the indenture and the debt securities.

Events of Default

Any of the following will constitute an event of default under the indenture with respect to debt securities of any series:

•	our failure to pay any interest on that series when due and continuance of that default for 30 days;

•	our failure to pay principal of that series when due;

•	our failure to observe or perform any of our other covenants in the indenture or in respect of that series for 60 days after written notice as provided in the indenture;

•	our bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the supplemental indenture with respect to debt securities of that series.

If any event of default occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as a single class, may by written notice declare the principal amount of and accrued interest on all the debt securities of each affected series to be due and payable immediately. Events of bankruptcy, insolvency and reorganization are deemed to affect all outstanding debt securities. If the debt securities of an affected series are original issue discount debt securities, only that portion of the principal amount as is specified in the terms of that series may be declared due and payable. The holders of a majority in aggregate principal amount of outstanding debt securities of the series that have been so accelerated may, under limited circumstances, rescind and annul that acceleration.

Under the indenture, the trustee will generally be required to give the holders of affected debt securities notice of known defaults within 90 days after the default, unless the default is cured. Except in the case of a payment default, however, the trustee may withhold the notice if it determines that doing so is in the interests of the holders of the affected series of debt securities. The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected, with all those series voting as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on the trustee.

Prior to the acceleration of the maturity of such debt securities, the holders of a majority in aggregate principal amount outstanding of all series of debt securities with respect to which an event of default has occurred, voting as a single class, may waive any event of default with respect to that series. This majority action cannot, however, waive defaults under those covenants which cannot be modified without the consent of the holder of each affected debt security.

An event of default with respect to one series of our debt securities will not necessarily constitute an event of default under another series of our debt securities.

The indenture requires us to file annually with the trustee a certificate as to our compliance with all conditions and covenants of the indenture.

Modification of the Indenture

We and the trustee may enter into one or more supplemental indentures without the consent of the holders of any debt securities in order:

•	to transfer or pledge any property to the trustee as security for the debt securities;

•	to substitute a permitted successor corporation for us;

•	to add to our covenants under the indenture further covenants or provisions to protect the holders of debt securities;

•	to establish the form or terms of debt securities;

•	to provide for successor trustees; or

•	to cure any ambiguity, correct any defective provisions or to make any other provisions as we determine to be necessary or desirable, as long as the action does not adversely affect the interests of any holder of debt securities of any series.

The indenture will also permit us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding series of debt securities affected, voting as one class, to execute supplemental indentures that change the terms of the indenture or modify the rights of debt holders. However, without the consent of the holder of each affected debt security, this majority action cannot:

•	extend the time for payment of principal or interest on any debt security;

•	reduce the principal of, or the rate of interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of any original issue discount security;

•	change the currency in which any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security; or

•	reduce the percentage of debt securities, the consent of the holders of which is required to modify or amend the indenture.

Defeasance and Covenant Defeasance

The indenture provides that we may deposit funds in trust and as a result either (a) be discharged from all obligations under the debt securities of any series, except for limited administrative obligations (“defeasance”), or (b) be released from complying with specified covenants of the indenture, including those described under “Certain Covenants” and “Consolidation, Merger and Sale of Assets” (“covenant defeasance”). For defeasance or covenant defeasance with respect to any series of debt securities, we must deposit, in trust with the trustee, money or U.S. government obligations that through the payment of interest and principal according to their terms will provide money in an amount sufficient to make all payments on that series of debt when they are due. If the defeasance is to occur at least one year before the debt securities become due and payable or are to be redeemed, the defeasance may only be established if we deliver an opinion of counsel stating that the holders of the debt securities will not have a taxable event for federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In addition, in the case of defeasance, the opinion of counsel must be based upon a ruling of the Internal Revenue Services or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

The Trustee

The Bank of New York Trust Company, N.A. serves as the trustee under the indenture and will initially also serve as the paying agent and registrar of the debt securities.

LEGAL MATTERS

The validity of the debt securities offered by this prospectus will be passed upon for us by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Pactiv Corporation included in Pactiv Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including the schedule appearing therein), and Pactiv Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Prairie Packaging, Inc. as of and for the years ended December 31, 2006 and 2005 have been incorporated herein by reference in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Not applicable.

Item 15.	Indemnification of Officers and Directors.

The Certificate of Incorporation of the Registrant (the “Certificate”) provides that a director of the Registrant will not be liable to the Registrant or its shareowners for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware (“Delaware General Corporation Law”) as the same exists or may thereafter be amended. Based on the Delaware General Corporation Law, as presently in effect, a director of the Registrant will not be personally liable to the Registrant or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its shareowners;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

•	for any transactions from which the director derived an improper personal benefit.

While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions of the Certificate described above apply to an officer of the Registrant only if he or she is a director of the Registrant and is acting in his or her capacity as director and do not apply to officers of the Registrant who are not directors.

The Bylaws of the Registrant (the “Bylaws”) provide that the Registrant will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may thereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses, including attorneys’ fees, reasonably incurred by that Covered Person. The Bylaws also provide that, notwithstanding the foregoing, but except as described in the second following paragraph, the Registrant will be required to indemnify a Covered Person in connection with a proceeding or part thereof commenced by that Covered Person only if the commencement of the proceeding or part thereof by the Covered Person was authorized by the Board.

The Bylaws further provide that the Registrant will pay the expenses including attorneys’ fees incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, the payment of expenses in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by that Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under the relevant section of the Bylaws or otherwise.

Pursuant to the Bylaws, if a claim for indemnification or payment of expenses thereunder is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Registrant, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. The Bylaws provide that, in any such action, the Registrant will have the burden of proving that the Covered Person is not entitled to the requested indemnification or payment of expenses under applicable law.

The Bylaws also provide:

•	that the rights conferred on any Covered Person thereby are not exclusive of any other rights which that Covered Person may have or thereafter acquire under any statute, provision of the Certificate, the Bylaws, agreement, vote of shareowners or disinterested directors or otherwise;

•	that the Registrant’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another company, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount that Covered Person may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust, enterprise or nonprofit enterprise; and

•	that any repeal or modification of the relevant provisions of the Bylaws will not adversely affect any right or protection thereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

The Bylaws also expressly state that the provisions thereof will not limit the Registrant’s right, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Item 16.	Exhibits.

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 17.	Undertakings.

The Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on the 20th day of June, 2007.

PACTIV CORPORATION

By:	/s/ Richard L. Wambold
Richard L. Wambold
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 20th day of June, 2007.

Signature	Title

/s/ Richard L. Wambold Richard L. Wambold	Chairman, President, Chief Executive Officer and Director (principal executive officer)

/s/ Andrew A. Campbell Andrew A. Campbell	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

* Larry D. Brady	Director

* K. Dane Brooksher	Director

* Robert J. Darnall	Director

* Mary R. (Nina) Henderson	Director

* N. Thomas Linebarger	Director

* Roger B. Porter	Director

* Norman H. Wesley	Director

*	Joseph E. Doyle, by signing his name hereto, does sign this registration statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons that are filed herewith as Exhibit 24.1.

By:	/s/ Joseph E. Doyle
Joseph E. Doyle, Attorney-in-Fact

EXHIBIT INDEX

1	.1*	Underwriting Agreement relating to the debt securities issued by the Registrant.
4.1		Indenture, dated September 29, 1999, by and between the Registrant (formerly Tenneco Packaging Inc.) and The Bank of New York Trust Company, N.A. (successor in interest to JPMorgan Chase Bank, N.A.), as Trustee (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-4 (File No. 333-82923) filed with the Commission on October 4, 1999).
5.1		Opinion of Mayer, Brown, Rowe & Maw LLP, counsel for the Registrant, as to the validity of the debt securities of the Registrant.
12.1		Statement regarding the computation of ratio of earnings to fixed charges for the Registrant.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of KPMG LLP.
23.3		Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1).
24.1		Powers of Attorney.
25.1		Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, N.A.

*	To be filed, if necessary, by a post-effective amendment to this registration statement or incorporated by reference under a Current Report on Form 8-K in connection with an offering of the debt securities.